Report of Independent Registered
Public
Accounting Firm

To the Shareholders and Board of
Trustees
of
Delaware Group Government Funds

In planning and performing our audits
of the
financial statements of Delaware
Group
Government Funds (the Trust) as of
and
for the year ended July 31, 2006, in
accordance with the standards of the
Public
Company Accounting Oversight Board
(United States), we considered its
internal
control over financial reporting,
including
control activities for safeguarding
securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our
opinions on the financial statements
and to
comply with the requirements of Form
N
SAR, but not for the purpose of
expressing
an opinion on the effectiveness of
the
Trusts internal control over
financial
reporting.  Accordingly, we express
no such
opinion.

The management of the Trust is
responsible
for establishing and maintaining
effective
internal control over financial
reporting.  In
fulfilling this responsibility,
estimates and
judgments by management are required
to
assess the expected benefits and
related
costs of controls.  A companys
internal
control over financial reporting is a
process
designed to provide reasonable
assurance
regarding the reliability of
financial
reporting and the preparation of
financial
statements for external purposes in
accordance with generally accepted
accounting principles. Such internal
control
includes policies and procedures that
provide reasonable assurance
regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition
of a companys assets that could have
a
material effect on the financial
statements.

Because of its inherent limitations,
internal
control over financial reporting may
not
prevent or detect misstatements.
Also,
projections of any evaluation of
effectiveness to future periods are
subject to
the risk that controls may become
inadequate because of changes in
conditions,
or that the degree of compliance with
the
policies or procedures may
deteriorate.

A control deficiency exists when the
design
or operation of a control does not
allow
management or employees, in the
normal
course of performing their assigned
functions, to prevent or detect
misstatements
on a timely basis. A significant
deficiency
is a control deficiency, or
combination of
control deficiencies, that adversely
affects
the companys ability to initiate,
authorize,
record, process or report external
financial
data reliably in accordance with
generally
accepted accounting principles such
that
there is more than a remote
likelihood that a
misstatement of the companys annual
or
interim financial statements that is
more
than inconsequential will not be
prevented
or detected.  A material weakness is
a
significant deficiency, or
combination of
significant deficiencies, that
results in more
than a remote likelihood that a
material
misstatement of the annual or interim
financial statements will not be
prevented or
detected.

Our consideration of the Trusts
internal
control over financial reporting was
for the
limited purpose described in the
first
paragraph and would not necessarily
disclose all deficiencies in internal
control
that might be significant
deficiencies or
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies
in the Trusts internal control over
financial
reporting and its operation,
including
controls for safeguarding securities,
that we
consider to be a material weakness as
defined above as of July 31, 2006.

This report is intended solely for
the
information and use of management and
the
Board of Trustees of the Trust and
the
Securities and Exchange Commission
and is
not intended to be and should not be
used by
anyone other than these specified
parties.




Philadelphia, Pennsylvania
September 13, 2006




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